UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

Washington Banking Company
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  (c)        On August 26, 2010, Washington Banking Company’s wholly owned subsidiary Whidbey Island Bank promoted Bryan McDonald, age 39, to the position of Executive Vice President / Chief Operating Officer.  Prior to his promotion, Mr. McDonald had served as Senior Vice President / Chief Operating Officer of the Bank from April 1, 2010, and as Commercial Banking Manager of the Bank from February 7, 2006. Mr. McDonald is party to an Executive Change of Control Agreement dated August 15, 2008, which provides that if he is terminated for any reason other than cause (or resigns for good reason related to diminution in duties, reduced compensation or relocation) within twelve months of a change in control, he is entitled to receive as severance pay (i) an amount equal to one times his highest base salary within the prior three years plus (ii) the greater of an amount equal to his highest annual bonus within the prior three years or one times the average bonus paid to him over the prior three years.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: August 31, 2010	By: /s/ Richard A. Shields Richard A. Shields EVP and Chief Financial Officer